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Exhibit 23

Consent of Independent Registered Public Accounting Firm

Nevada Chemicals, Inc.

        We consent to the incorporation by reference in Registration Statement No. 333-30733 of Nevada Chemicals, Inc. on Form S-8 of our report dated March 4, 2008, appearing in this Form 10-K of Nevada Chemicals, Inc. for the year ended December 31, 2007. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/TANNER LC

Salt Lake City, Utah
March 4, 2008

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Consent of Independent Registered Public Accounting Firm